Exhibit 10.140
                      Assignment of Rancho Cucamonga Lease


                       ASSIGNMENT AND ASSUMPTION OF LEASE

     Agreement dated this 1st day of December 1999 by and between (a) Play Co. Toys & Entertainment Corp. ("Play Co."), a Delaware corporation with offices at 550 Rancheros Drive, San Marcos, California 92069, and (b) Toys International.COM, Inc., a Delaware corporation ("Toys") with offices at 550 Rancheros Drive, San Marcos, California 92069.

     WHEREAS, Landlord and Play Co. heretofore entered into a lease agreement (the "Lease") dated the 20th day of February 1999 for the premises known as Rancho Cucamonga, located at 9950 W. Foothill Blvd., Suite U, Rancho Cucamonga, California 91730 (the "Premises"), which Lease commenced April 1, 1999 and expires March 31, 2004; and

     WHEREAS, Play Co. desires to assign to Toys (i) all of the right, title, and interest to which Play Co. otherwise is entitled under the Lease and (ii) all duties and obligations by which Play Co. otherwise is bound under the Lease; and

     WHEREAS, Toys desires to accept assignment of Play Co.'s rights and entitlements under the Lease and to assume the liabilities and obligations by which Play Co. is bound under the Lease;

     NOW THEREFORE, in consideration of the mutual promises, covenants, and conditions set forth herein, it is agreed as follows:

     1. Play Co. hereby expressly and fully transfers the Lease over and unto Toys, remaining liable thereunder to the extent provided under the terms of the Lease.

     2. Toys hereby accepts and assumes all right, title, interest, duties, obligations, and liabilities under the Lease.

     IN WITNESS WHEREOF, the parties hereto have executed the above Agreement as of the date set forth.



TOYS INTERNATIONAL.COM, INC.                 PLAY CO. TOYS & ENTERTAINMENT CORP.



By:      Richard Brady, President            By:      Richard Brady, President



By:      James B. Frakes, Secretary          By:      James B. Frakes, Secretary